EXHIBIT 8.2

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BURROUGHS, HEPLER, BROOM, MacDONALD,           103 W. VANDALIA STREET, SUITE 300
HEBRANK & TRUE, LLP                                                 P.O. BOX 510
ATTORNEYS AT LAW                                   EDWARDSVILLE, ILLINOIS  62025
                                                                    618-656-0184

GARY E. TRUE                                       1010 MARKET STREET, SUITE 500
LICENSED IN MISSOURI AND ILLINOIS                     ST. LOUIS, MISSOURI  63101
FAX: 314-241-6117                                                   314-355-6160
E-MAIL: get@ilmolaw.com
www.ilmolaw.com                                     REPLY TO EDWARDSVILLE OFFICE


                                                May 1, 2006


Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
c/o Mr. Larry Mosby, CEO
PERSONAL & CONFIDENTIAL
300 St. Louis Street
Edwardsville, Illinois  62025

       Re:    Illinois Income Tax Consequences of the Conversion of First
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              Financial Services, MHC into a Capital Stock Corporation.
              --------------------------------------------------------

Ladies and Gentlemen:

         You requested our opinion concerning the Illinois income tax consequences relating to the proposed conversion of First Federal Financial Services, MHC, a federal mutual holding company (the "Mutual Holding Company"), into a capital stock form of organization (the "Conversion"), which will be accomplished pursuant to the transactions described below. Unless otherwise defined, all terms used herein have the meanings given to such terms in the Plan of Conversion and Reorganization (the "Plan").

         In order to render our opinion, we have examined the Agreement and Plan of Reorganization by and between First Federal Financial Services, MHC, First Federal Financial Services, Inc., First Clover Leaf Financial Corp., First Federal Savings & Loan Association of Edwardsville, Clover Leaf Financial Corp., and Clover Leaf Bank dated February 3, 2006 (the "Merger Agreement"); the Plan; the Registration Statements filed by First Clover Leaf Financial Corp. with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended; the Application for Conversion on Form AC filed with the Office of Thrift Supervision (the "OTS"); the opinion of Luse Gorman Pomerenk & Schick, P.C. ("Luse Gorman") regarding the federal income tax consequences of the Conversion (the "Federal Tax Opinion"); the representations and warranties that you provided to Luse Gorman in connection with the Federal Tax Opinion; and certain other documents of or relating to the Conversion that we deemed necessary to examine in order to issue the opinion set forth below.
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Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
May 1, 2006
Page 2 of 9


         In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined. For purposes of our opinion, we are relying on the factual representations provided to us by you, which are incorporated herein by reference.

         In issuing our opinion, we have assumed that the Plan has been duly and validly authorized and has been approved and adopted (or will be approved before the Plan is implemented) by the respective boards of directors of the Mutual Holding Company, First Federal Savings & Loan of Edwardsville ("First Federal"), and each of the other entities described in the Summary of Transactions, below, the approval of which is required for it to be effective, at meetings duly called and held; that the Plan will be carried out according to its terms; that the various factual representations and warranties which you provided to our firm, and to Luse Gorman in connection with the Federal Tax Opinion, are accurate, complete, true and correct as of the date of this letter; and that nothing has occurred that will alter the opinions of Luse Gorman stated in the Federal Tax Opinion. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing. We specifically express no opinion concerning tax matters relating to the Conversion under federal income tax laws or with respect to any tax other than the Illinois income tax.

Summary of Transactions.
-----------------------

         In order to complete the Conversion, three transactions, referred to as the "MHC Merger," the "Mid-Tier Merger," and the "Bank Merger" will be undertaken. Pursuant to the Plan, the Conversion will be accomplished in the following steps, each of which will be completed contemporaneously with the Merger (as defined in the Merger Agreement).

         (i) First Federal will establish First Clover Leaf Financial Corp. ("First Clover Leaf") as a first-tier Maryland-chartered stock holding company subsidiary.

         (ii) First Clover Leaf will charter an interim federal savings bank subsidiary ("Interim") as a wholly-owned subsidiary.

         (iii) First Federal Financial Services, Inc., a federal mid-tier holding company, will convert to an interim federal stock savings bank (the "Mid-Tier Holding Company") and merge with and into First Federal, with First Federal as the resulting entity (the "Mid-Tier Merger"), whereby the Mutual Holding Company will receive, and Minority Stockholders will constructively receive, shares of First
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Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
May 1, 2006
Page 3 of 9

                  Federal common stock in exchange for their Mid-Tier Holding Company common stock.

         (iv) Immediately after the Mid-Tier Merger, the Mutual Holding Company will convert to an interim federal stock savings bank and will merge with and into First Federal (the "MHC Merger"), whereby the shares of First Federal's common stock held by the Mutual Holding Company will be canceled and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of First Federal in exchange for such person's interest in the Mutual Holding Company.

         (v) Immediately after the MHC Merger and the Mid-Tier Merger, Interim will merge with and into First Federal with First Federal as the resulting entity (the "Bank Merger"). Constructive shareholders of First Federal (i.e., Minority Stockholders) will exchange the shares of First Federal's common stock they constructively received in the Mid-Tier Merger for Holding Company Common Stock and First Clover Leaf will become the sole stockholder of First Federal.

         Immediately after the Bank Merger, First Clover Leaf will offer for sale its Common Stock in the Offering.

         In the MHC Merger, a Liquidation Account is being established by First Federal for the benefit of Eligible Account Holders and Supplemental Account Holders who continue to maintain their deposit accounts with First Federal. Pursuant to Section 19 of the Plan, the Liquidation Account will be equal to the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company multiplied by the Mid-Tier Holding Company's total stockholders' equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Conversion.

         All of the then outstanding shares of First Federal common stock owned by the Minority Stockholders will be converted into and become shares of First Clover Leaf Common Stock pursuant to the Exchange Ratio which ensures that after the Conversion and before giving effect to Minority Stockholders' purchases in the Offering and receipt of cash in lieu of fractional shares, Minority Stockholders will own the same percentage of First Clover Leaf's Common Stock as they previously owned of the Mid-Tier Holding Company's common stock. The common stock of Interim owned by First Clover Leaf prior to the Bank Merger will be converted into and become shares of common stock of First Federal on the Effective Date. The First Clover Leaf Common Stock held by First Federal immediately prior to the Effective Date will be canceled on the Effective Date. Immediately following the Bank Merger, additional shares of
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Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
May 1, 2006
Page 4 of 9


First Clover Leaf Common Stock will be offered for sale to depositors and former shareholders of First Federal and to members of the public in the Offering.

         As a result of the Mid-Tier Merger, the MHC Merger, and the Bank Merger, First Clover Leaf will be a publicly-held corporation, will register First Clover Leaf Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. First Federal will become a wholly-owned subsidiary of First Clover Leaf and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

         The stockholders of First Clover Leaf will be the former Minority Stockholders of the Mid-Tier Holding Company immediately prior to the MHC Merger, plus those persons who purchase shares of First Clover Leaf Common Stock in the Offering. Nontransferable rights to subscribe for First Clover Leaf Common Stock have been granted, in order of priority, to depositors of First Federal who have account balances of $50.00 or more as of the close of business on December 31, 2004 ("Eligible Account Holders"), First Federal's tax-qualified employee plans ("Employee Plans"), depositors of First Federal who have account balances of $50.00 or more as of the close of business on March 31, 2006 ("Supplemental Eligible Account Holders"), depositors of First Federal as of the voting record date of April 29, 2006 and borrowers of First Federal as of January 2, 2001 whose borrowings remained outstanding as of April 29, 2006, in each case, who are not also Eligible Account Holders and Supplemental Eligible Account Holders ("Other Members"). Subscription rights are nontransferable. First Clover Leaf will also offer shares of First Clover Leaf Common Stock not subscribed for in the subscription offering, if any, for sale in a community offering to certain members of the general public.

Summary of Federal Tax Opinion.
------------------------------

         Luse Gorman has opined the following in the Federal Tax Opinion:

         1. The conversion of First Federal Financial Services, Inc. to Mid-Tier Holding Company will constitute a mere change in identity, form, or place of organization within the meaning of Section 368(a)(1)(F) of the Code.

         2. The Mid-Tier Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
May 1, 2006
Page 5 of 9


         3. The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to First Federal and First Federal's assumption of its liabilities in exchange for shares of common stock of First Federal which are distributed to the Mutual Holding Company and constructively distributed to Minority Shareholders.

         4. No gain or loss will be recognized by First Federal upon the receipt of the assets of the Mid-Tier Holding Company in the Mid-Tier Merger.

         5. The basis of the assets of the Mid-Tier Holding Company (other than stock of First Federal) to be received by First Federal will be the same as the basis of such assets in the hands of the Mid-Tier Holding Company immediately prior to the transfer.

         6. The holding period of the assets of Mid-Tier Holding Company (other than stock of Bank) to be received by First Federal will include the holding period of those assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

         7. Mid-Tier Holding Company shareholders will not recognize any gain or loss upon their actual or constructive exchange of Mid-Tier Holding Company common stock for First Federal common stock.

         8. The MHC Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

         9. The exchange of the Eligible Account Holders' and Supplemental Eligible Account Holders' voting and liquidation rights in the Mutual Holding Company for interests in the Liquidation Account established by First Federal in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations.

         10. The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to First Federal and First Federal's assumption of its liabilities, if any, in exchange for interests in the Liquidation Account established by First Federal for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the MHC Merger.

         11. No gain or loss will be recognized by First Federal upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the transfer to the Eligible Account Holders and the Supplemental Eligible Account Holders of interests in the Liquidation Account in First Federal.

Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
May 1, 2006
Page 6 of 9


         12. Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the receipt of interests in the Liquidation Account in First Federal in exchange for their voting and liquidation rights in the Mutual Holding Company.

         13. The basis of the assets of Mutual Holding Company (other than stock of First Federal) to be received by First Federal will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer.

         14. The holding period of the assets of the Mutual Holding Company in the hands of First Federal will include the holding period of those assets in the hands of the Mutual Holding Company.

         15. The Bank Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, pursuant to Section 368(a)(2)(E) of the Code. For these purposes, each of First Federal, the Holding Company and Interim will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

         16. Interests in the Liquidation Account established by First Federal, and the shares of First Federal common stock held by the Mutual Holding Company prior to consummation of the MHC Merger, will be disregarded for the purpose of determining that an amount of stock in First Federal which constitutes "control" of such corporation was acquired by the Holding Company in exchange for shares of common stock of the Holding Company pursuant to the Bank Merger.

         17. The exchange of shares of First Federal common stock for the shares of the Holding Company Common Stock in the Bank Merger, following consummation of the Mid-Tier Merger and the MHC Merger, will satisfy the continuity of interest requirement of Income Tax Regulation Section 1.368-1(b) in the Bank Merger.

         18. Interim will not recognize any gain or loss on the transfer of its assets to First Federal in exchange for First Federal common stock and the assumption by First Federal of the liabilities, if any, of Interim in the Bank Merger.

         19. First Federal will not recognize any gain or loss upon the receipt of the assets of Interim in the Bank Merger.

         20. The Holding Company will not recognize any gain or loss upon its receipt of First Federal common stock in exchange for Interim common stock in the Bank Merger.

Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
May 1, 2006
Page 7 of 9


         21. Minority Stockholders will not recognize any gain or loss upon their receipt of Holding Company Common Stock (including any fractional share interest to which the shareholder would be deemed to be entitled) in the Bank Merger.

         22. The payment of cash to the Minority Stockholders in lieu of fractional shares of Holding Company Common Stock will be treated as though the fractional shares were distributed as part of the Bank Merger and then redeemed by Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares.

         23. Each Minority Stockholder's aggregate basis in his or her Holding Company Common Stock received in the Bank Merger (including any fractional share interest to which the shareholder would be deemed to be entitled) will be the same as the aggregate basis of the Mid-Tier Holding Company common stock surrendered in exchange therefor.

         24. Each Minority Stockholder's holding period in his or her Holding Company Common Stock received in the Bank Merger (including any fractional share interest to which the shareholder would be deemed to be entitled) will include the period during which the Mid-Tier Holding Company common stock surrendered in exchange therefor was held, provided that the First Federal common stock surrendered is a capital asset in the hands of the First Federal shareholder on the date of the exchange.

         25. No gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering.

         26. No gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders, or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock, provided that the amount to be paid for the Holding Company Common Stock is equal to the fair market value of the Holding Company Common Stock.

         27. The basis of the Holding Company Common Stock to a purchaser in the subscription offering will be the purchase price thereof. The holding period of such persons in the Holding Company Common Stock will commence on the date on which the right to acquire such stock was exercised.

Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
May 1, 2006
Page 8 of 9


Opinion.
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         Based on opinions by Luse Gorman set forth in the Federal Tax Opinion and the other assumptions set forth above, and subject to limitations and conditions set forth in this letter, it is our opinion that there will be no material differences between the income tax consequences of the Conversion for Illinois income tax purposes compared to the federal income tax consequences. Specifically, pursuant to 35 ILCS 5/403, 35 ILCS 5/203, and other applicable provisions of the Illinois tax statutes and the interpretations thereof, the same results will obtain for Illinois income tax purposes as stated for each of the conclusions from the Federal Tax Opinion set forth above.

         The opinion set forth above represents our conclusion as to the application of existing Illinois income tax laws, and the federal income tax laws to the extent the result for Illinois income tax purposes depends on the result for federal income tax purposes, to the facts of the instant transaction, and we can give no assurance that changes in such laws, or in the interpretation thereof, any of which could be changed at any time, will not affect the opinion expressed by us. Any such changes may be retroactive and could significantly modify the opinion expressed herein. Similarly, any change in the facts and assumptions stated above, upon which our opinion is based, could modify our conclusion. Moreover, there can be no assurance that contrary positions may not be taken by the Illinois Department of Revenue or that a court considering the issues would not hold contrary to such opinion.

         Our opinion is qualified to the extent the validity of any provision of any agreement may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally. We do not express any opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties, or other provisions contained in any agreement. We express no opinion on any matter other than the Illinois income tax consequences of the Conversion.

         Our opinion is based on the facts, assumptions, and law as of the date of this letter and we assume no responsibility to update or supplement our opinion after the date hereof.

Consent.
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         We hereby consent to the filing of this opinion letter as an exhibit to the Mutual Holding Company's Application for Approval for Conversion filed with the OTS and to the Holding Company's Registration Statements on Form SB-2 and
S-4 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Application for Approval of Conversion and Forms
SB-2 and S-4 under the captions "The Conversion-Tax Aspects" and
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Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, Inc.
First Federal Financial Services, MHC
First Federal Savings & Loan Association of Edwardsville
May 1, 2006
Page 9 of 9


"Legal Opinions." Our opinion is for the use of the Boards of Directors to whom it is addressed and may not be distributed to any other person, except as set forth in this paragraph, nor may it be relied on by any other person, except with our prior written consent.


                                       Sincerely yours,

                                       Burroughs, Hepler, Broom,
                                       MacDonald, Hebrank & True, LLP


                                       /s/ GARY TRUE
                                       -----------------------------------------
                                       By: Gary True, Partner